THIS SUMMARY IS PART OF EXHIBIT 10.3 - THEN THE EXHIBIT SHOULD FOLLOW

ViewPoint Bank has entered into the attached form of severance agreement with the following officers:

Employee	Position	Term	Payment

Mark Hord	EVP	12 months	18 months
Rick Robertson	EVP	12 months	18 months
John C. Parks	EVP	12 months	18 months
Patti McKee	EVP	12 months	18 months
Donna Neal	SVP	12 months	12 months
Deanna Maas	SVP	12 months	12 months

NEXT PAGE

SEVERANCE AGREEMENT

THIS SEVERANCE AGREEMENT (the "Agreement") is made and entered into this 29th day of September 2006 by and between ViewPoint Bank (the "Bank"), and _______________ (the "Employee").

WHEREAS, the Employee is serving as ______________________;

WHEREAS, the parties desire to enter into this Severance Agreement ("Agreement") setting forth the terms and conditions of the severance relationship which may arise under certain defined circumstances between the Bank and the Employee at some future date;

WHEREAS, the Compensation Committee of the Board of Directors of the Bank believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to afford the Employee protection against termination of employment due to a change in control of the Bank. The Compensation Committee believes such protection is necessary and appropriate to induce the Employee to remain in his or her position;

WHEREAS, this Agreement is not intended to apply to the severance relationship between the Bank and the Employee where no change in control of the Bank has occurred, which situation will continue to be governed by the Bank's employee manual;

WHEREAS, the Compensation Committee of the Board of Directors of the Bank has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Paragraph 1 hereof and such approval is set forth in the minutes of the meeting of the Compensation Committee of the Board of Directors;

NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

1. Definitions.

The term "Cause" shall mean the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and desist order, or material breach of any provision of this Agreement.

The term "Involuntary Termination" shall mean (i) termination of employment of the Employee without Cause such that the Employee is no longer employed by the Bank or any affiliate thereof; (ii) a reduction in the amount of the Employee's base salary compared to the amount of Employee's base salary as of the date of this Agreement; (iii) a material adverse change in the Employee's benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect on all senior officers of the Bank; (iv) a requirement that the Employee perform services principally at a location more than 50 miles from Plano, Texas; or (v) a material demotion of the Employee, including, but not limited to, a material diminution of the Employee's title, duties or responsibilities.

NEXT PAGE

The term "Change in Control" means any of the following events:

(a) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Bank or the Company with respect to which 25% or more of the total number of votes for the election of the Board may be cast;

(b) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Bank or the Company shall cease to constitute a majority of the Board of the Bank or the Company, respectively; or

(c) the stockholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company.

The term "person" refers to an individual, corporation, company or other entity.

The term "Company" shall mean ViewPoint Financial Group.

2. Change in Control.

If there is a Change in Control of the Bank or of the Company during the term of this Agreement, Employee shall be entitled to a severance payment in the event the Employee suffers an Involuntary Termination in connection with or within 12 months after the Change in Control, unless such termination is for Cause. The amount of such severance payment shall equal ________ (__) months of Employee's then current salary.

3. Reduction of Compensation and Benefits.

Notwithstanding any other provision of this Agreement, if amounts and the value of benefits under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee in connection with a Change in Control would cause any amount to be nondeductible by the Bank or any of its affiliates for federal income tax purposes pursuant to or by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to the Employee without causing any amount to become nondeductible by the Bank or any of its affiliates pursuant to or by reason of such Section 280G. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

4. Notice of Involuntary Termination.

In the event that the Employee determines in good faith that he or she has experienced an Involuntary Termination, the Employee shall send a written notice to the Bank stating the circumstances that constitute such Involuntary Termination and the date of such Involuntary Termination.

2
NEXT PAGE

5. Term of this Agreement.

The term of this Agreement shall be for a period of 12 months from the date of this Agreement written above.

6. Attorneys Fees.

In the event the Bank or any subsidiary thereof purports to terminate the employment of the Employee for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 14 of this Agreement that Cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Bank has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

7. Successors and Assigns.

This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Bank shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank, as applicable, would be required to perform it if no such succession or assignment had taken place.

This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

8. Regulatory Provisions.

(1) Temporary Suspension or Prohibition. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (the "FDIA"), 12 U.S.C. § 1818(e)(3) and (g)(1), the Company's and the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

(2) Permanent Suspension or Prohibition. If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. § 1818(e)(4) and (g)(1), all obligations of the Company and the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

3
NEXT PAGE

(3) Default of the Bank. If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

(4) Termination by Regulators. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 12(c) of the FDIA; or (ii) by the Director of his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

(5) Prohibited Payments. Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

9. Notices.

For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Bank's Chairman of the Board, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Bank.

10. Amendments.

No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

11. Headings.

The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

12. Severability.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

13. Governing Law.

This Agreement shall be governed the laws of the State of Texas.

4
NEXT PAGE

14. Arbitration.

Any dispute or controversy arising under or in connection with this Agreement, including but not limited to whether the Employee was properly terminated for Cause, shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreement as of this day and year first above written.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

VIEWPOINT BANK

_______________________________________

EMPLOYEE

_______________________________________

5